AMENDMENT NO. 1
                                    TO
                      COMMON SHARES RIGHTS AGREEMENT
                                 BETWEEN
                      HOMETOWN BANCORPORATION, INC.
                                   AND
                            MELLON BANK, N.A.


          AMENDMENT NO. 1, dated as of April 26, 1996 (this "AMENDMENT NO. 1") to the Common Shares Rights Agreement, dated as of September 20, 1990 (the "RIGHTS AGREEMENT"), between HOMETOWN BANCORPORATION, INC., a Delaware corporation (the "COMPANY"), and MELLON BANK, N.A., a national banking association (the "RIGHTS AGENT").

          WHEREAS, , Hometown and the Rights Agent reserved the right in
 Section 27 of the Rights Agreement to supplement or amend the Rights Agreement prior to the occurrence of a Distribution Date (as defined in the Rights Agreement); and

          WHEREAS, as of the date of this Amendment No. 1 a Distribution Date has not occurred; and

          WHEREAS, the Company and the Rights Agent wish to amend the Rights Agreement to modify the definition of "Shares Acquisition Date" as used in the Rights Agreement;

          NOW, THEREFORE, the Company and the Rights Agent hereby agree as follows:

               DEFINED TERMS. Capitalized terms which are used in this Amendment No. 1 and not otherwise defined herein are used as defined in the Rights Agreement.

               DEFINITION OF "SHARES ACQUISITION DATE." Section 1(jj) of the Rights Agreement is hereby amended to read in its entirety as follows:

          (jj) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
     Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED, HOWEVER, that if the transaction pursuant to which a Person or an Affiliate or Associate of such Person would become an Acquiring Person is approved prior to the consummation thereof by action of a majority of the Continuing Directors,

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     the consummation of such transaction and the public announcement thereof shall not constitute a Shares Acquisition Date.

               CONFIRMATION OF RIGHTS AGREEMENT. Except as amended by this Amendment No. 1, the provisions of the Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                   HOMETOWN BANCORPORATION, INC.



                                   By:     /S/ KEVIN E. GAGE
                                      -------------------------------------
                                        Kevin E. Gage
                                        President and Chief Executive Officer

                                   MELLON BANK, N.A.,
                                   as Rights Agent



                                   By:    /S/ TRACIE L. VICKI
                                      -------------------------------------
                                        Name: Tracie L. Vicki
                                        Title: Vice President
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